FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 6, 2009
Date of Report (Date of earliest event reported)

ILX Resorts Incorporated
Exact name of Registrant as specified in its charter

ARIZONA
(State or other jurisdiction of incorporation)

001-13855	86-0564171
(Commission File Number)	(I.R.S. Employer Identification No.)

2111 E. Highland Avenue, Suite 200, Phoenix, AZ 85016
(Address of principal executive offices)

Registrant's telephone number, including area code 602-957-2777

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

This Current Report on Form 8-K is being furnished to disclose that on March 6, 2009 the Company received notification from NYSE Alternext of its intent to suspend trading of and delist the Company’s common stock pursuant to Section 1002(b) and Section 1003(a)(iv) of the NYSE Alternext Company Guide.  The NYSE Alternext made its determination due to the Company’s filing of Chapter 11 under the U.S. Bankruptcy Code and low market capitalization of the common stock.  The Company does not intend to appeal the determination.  The Company plans to apply to be quoted on the Pink Quote system.  A related press release issued on March 10, 2009 is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1, Registrant’s Press Release dated March 10, 2009, is furnished pursuant to Item 3.01 of Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILX Resorts Incorporated

Date: March 10, 2009	/s/ Nancy J. Stone
Nancy J. Stone President